EXHIBIT 10.5(d)

SCHEDULE A TO EXHIBIT 10.5(b)

The following individuals entered into an Amendment to the Ohio Valley Bank Company Second Amended and Restated Director Deferred Fee Agreement which is identical to the Amendment to the Ohio Valley Bank Company Second Amended and Restated Director Deferred Fee Agreement, dated November 17, 2022, between Thomas E. Wiseman and The Ohio Valley Bank Company, filed herewith.

Name	Date of Agreement

David W. Thomas	November 21, 2022

Brent A. Saunders	November 30, 2022

Anna P. Barnitz	November 23, 2022

Kimberly A. Canady	December 2, 2022

Edward J. Robbins	December 1, 2022

Edward B. Roberts	November 28, 2022